As Filed with the Securities and Exchange Commission on June 20, 2008
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_____________________________
HONG KONG HIGHPOWER TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	3690 (Primary Standard Industrial Classification Number)	20-4062622 (I.R.S. Employer Identification Number)
______________________________
Building A1, Luoshan Industrial Zone,
Shanxia, Pinghu, Longgang,
Shenzhen, Guangdong, 518111
People’s Republic of China
(86) 755-89686238
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
______________________________

Dang Yu Pan
Building A1, Luoshan Industrial Zone,
Shanxia, Pinghu, Longgang,
Shenzhen, Guangdong, 518111
People’s Republic of China
(86) 755-89686238
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
______________________________

Copies to
Thomas J. Poletti, Esq.
Katherine J. Blair Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, California 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001
______________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ࿇

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-147355

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ࿇

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ࿇

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ࿇

______________________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share..............................	57,500	$3.25	$186,875	$7.34

(1)	Includes 7,500 shares of common stock for which the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Based on the offering price for the shares of common stock offered hereby.

(3)
Calculated under Rule 457(o) of the Securities Act of 1933. The registrant has an unused filing fee balance of $296.43 (see Registration Statement No. 333-142355). Accordingly, the full amount of the registration fee currently due for the Registration Statement has been offset against such credit balance.

_____________________________

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATION AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the "Commission") by Hong Kong Highpower Technology, Inc., a Delaware corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-1 (Registration No. 333-147355), which was declared effective by the Commission on June 19, 2008.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

All exhibits filed with or incorporated by reference in Registration Statement No. 333-147355 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following which are filed herewith:

Exhibit Number	Document

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1	Consent of Dominic K. F. Chan & Co., Certified Public Accountants
23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-147355).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 20, 2008.

Hong Kong Highpower Technology, Inc.

By:	/s/ Dang Yu Pan
Dang Yu Pan Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Dang Yu Pan	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 20, 2008
Dang Yu Pan
/s/ Yu Zhi Qiu	Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2008
Yu Zhi Qiu

*	Director	June 20, 2008
Wen Liang Li

*	Director	June 20, 2008
Xinhai Li

*	Director	June 20, 2008
Chao Li

*	Director	June 20, 2008
Ping Li

________
* /s/ Dang Yu Pan
Dang Yu Pan,
as attorney in fact

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1	Consent of Dominic K. F. Chan & Co., Certified Public Accountants
23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-147355).